SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                                  EQUICAP, INC.
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

    [X}  No Fee Required.
    [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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               pursuant to Exchange Act Rule 0-11:

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          (4)  Proposed maximum aggregate value of transaction:

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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                  EQUICAP, INC.
                             12373 E. Cornell Avenue
                             Aurora, Colorado 80014

                              INFORMATION STATEMENT

                          Mailing Date: January 3, 2005

                  We are not asking you for a proxy and you are
                        requested not to send us a proxy


                                     Summary

     This Information Statement is furnished to the holders of Common Stock, no par value per share (the "Common Stock"), of Equicap, Inc. (the "Company") on behalf of the Company in connection with a proposed reincorporation of the Company in the state of Nevada, and the concurrent increase in authorized shares of Common Stock from 100,000,000 to 500,000,000 and change in par value of the common and preferred stock from no par value to $.001 par value per share. The reincorporation will be effected by merging the Company with and into its wholly owned Nevada subsidiary, Equicap, Inc. ("Equicap Nevada"). The reincorporation has already been approved by the consent of persons holding 300,000 Shares, which is a majority of the 390,100 outstanding shares. The Company, as the sole shareholder of Equicap Nevada, has already approved a name change of Equicap Nevada to such name as may be chosen by the Equicap Nevada Board of Directors. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

     The cost of this Information Statement will be borne by the Company.

Questions and Answers

     This Information Statement is first being sent to stockholders on or about December 27, 2004. The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of Equicap in Nevada. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: Why is Equicap reincorporating in Nevada?

A: We believe that the Reincorporation in Nevada will give us more flexibility and simplicity in various corporate transactions. Nevada has adopted Revised Statutes that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock.

Q: Why isn't Equicap holding a meeting of stockholders to approve the reincorporation?

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


A: The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests. Under the California Corporations Code ("California Law") and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:  What are the principal features of the reincorporation?

A: The reincorporation will be accomplished by a merger of Equicap with and into our wholly owned subsidiary, Equicap Nevada. The shares of Equicap will cease to trade on the over-the-counter bulletin board market and the shares of Equicap Nevada will begin trading in their place beginning on or about the Effective Date, under a new CUSIP number and a new trading symbol which has not yet been assigned. Options and warrants to purchase common stock of Equicap will also be exchanged for similar securities issued by Equicap Nevada without adjustment as to the number of shares issuable or the total exercise price.

Q:  How will the reincorporation affect my ownership of Equicap?

A: After the effective date of the reincorporation and the exchange of your stock certificates, you will own the same amount of shares and the same class of Equicap Nevada.

Q: How will the reincorporation affect the owners, officers, directors and employees of Equicap?

A: Our officers, directors and employees will become the officers, directors and employees of Equicap Nevada after the effective date of the reincorporation.

Q:  How will the reincorporation affect the business of Equicap?

A: Equicap Nevada will continue its business at the same locations and with the same assets. Equicap will cease to exist on the effective date of the reincorporation.

Q: How do I exchange certificates of Equicap for certificates of Equicap Nevada?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our shares. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, Equicap Nevada will issue a new certificate representing the number of whole shares of Equicap Nevada as soon as practical after the effective date of the reincorporation.

Q:  What happens if I do not surrender my certificates of Equicap?

A: You are not required to surrender certificates representing shares of Equicap to receive shares of Equicap Nevada.

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Record Date

     The close of business on December 27, 2004, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 603(a) of the California Corporations Code.

     The voting securities of the Company are the shares of its Common Stock, of which 390,100 shares were issued and outstanding as of December 27, 2004. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting by the shareholders.

Beneficial Ownership of Common Stock

     Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of December 27, 2004 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.

                                            Amount of
     Name and                               Beneficial           Percent of
      Address                              Ownership(1)             Class
      -------                              ------------             -----

Stephen M. Siedow                            300,000                76.9%
13047 W. Iliff Drive
Lakewood, Colorado 80228

Paul J. Abbondante                            20,400                 5.2%
700 East Lake Drive, Suite 50
Orange, California 92866

All Officers and
Directors as a group (1 person)              300,000                76.9%


(1)As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). The address of this person is c/o the Company.


As of December 27, 2004, there were approximately 400 shareholders of record.

                                       3
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                                 PROPOSAL NO. 1
                            REINCORPORATION IN NEVADA

     The Shareholders holding a majority of the common stock have approved a reincorporation in Nevada, to be effected by merging the Company with and into its wholly-owned Nevada subsidiary, Equicap, Inc. ("Equicap Nevada"). In connection with the reincorporation, the number of authorized shares of common stock will be increased from 100,000,000 to 500,000,000, and the par value of the common and preferred stock will be changed from no par value to $.001 per share. The number of authorized preferred shares of the Company is 10,000,000, and the number of authorized shares of preferred stock of Equicap Nevada will be the same. The Company, as the sole shareholder of Equicap Nevada, has authorized a further amendment to the Articles of Incorporation of Equicap Nevada to change its corporate name to such name as may be chosen by the Board of Directors of Equicap Nevada.

     For the reasons set forth below, the Board of Directors believe that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Nevada (the "Proposed Reincorporation"). In this discussion of the Proposed Reincorporation, the term "Equicap" refers to the existing California corporation and the term "Equicap Nevada" refers to the new Nevada corporation that is the proposed successor to Equicap.

     The change in the state of incorporation of the Company from California to Nevada will be effected by the Agreement and Plan of Merger by and between Equicap and Equicap Nevada, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"). Pursuant to the Merger Agreement.

     Equicap will merge with and into Equicap Nevada, and Equicap Nevada, under its current Articles of Incorporation, will continue as the surviving corporation. Each outstanding share of Equicap Common Stock will automatically be converted into one share of Equicap Nevada Common Stock upon the effective date of the merger. Shareholders of Equicap will have no dissenters' rights of appraisal with respect to the Proposed Reincorporation. See "Significant Differences Between the Corporation Laws of California and Nevada - Appraisal Rights."

     The Board of Directors is proposing to reincorporate in Nevada for state tax reasons and for the increased flexibility afforded by the Nevada General Corporation Law.

Tax Reasons.
------------

     Equicap, as a California corporation, is required to file tax returns in California and pay a minimum franchise tax of $800 per year. Equicap has no operations at this time and no operations in the state of California; however, at such time as Equicap may have operations, it may be required to prove to the State of California that it has no operations in California in order to avoid paying California state taxes, even if it does not have any physical presence in California. In contrast, Nevada has no state income tax and Nevada franchise tax is based solely on the authorized capitalization.

Corporate Law Reasons.
----------------------

     There are several differences between the corporation laws of the states of Nevada and California. The following discussion summarizes the more significant differences.

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     Nevada follows a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. These laws include provisions that, in the judgment of the Company's Board of Directors, will allow the Company to better protect the interests of its shareholders in situations involving a potential change in corporate control. In addition, although many California corporations have in recent years reincorporated in Delaware, the cost of maintaining a corporation as a Nevada corporation is significantly less than for a Delaware corporation, and Nevada law provides much of the same flexibility as Delaware. Other corporations have also initially chosen Nevada for their state of incorporation or have subsequently changed their corporate domicile to Nevada in a manner similar to that proposed by the Company.

     Anti-Takeover Provisions. Nevada, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, and provides default legal provisions that apply unless the corporation has affirmatively chosen to opt out, designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Proposed Reincorporation is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors, or take significant action that affects the Company.

     The Board of Directors has never evaluated the Company's vulnerability to potential unsolicited bidders. However, the Board of Directors of the Company may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, severance agreements for its management and key employees that become effective upon the occurrence of a change in control of the Company, and the authorization of preferred stock, the rights and preferences of which are determined by the Board of Directors.

     Certain effects of the Proposed Reincorporation may be considered to have anti-takeover implications simply by virtue of the Company being subject to Nevada law. For example, Sections 78.411 to 78.444 of the Nevada General Corporation Law, from which Equicap Nevada does not intend to opt out, restrict certain "combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors has approved either the business combination or the transaction by which the interested stockholder became an interested stockholder prior to the time such person became an interested person. Even after the three-year period, such combinations are restricted unless certain tests are satisfied. In responding to an unsolicited bidder, the Nevada General Corporation Law also authorizes directors to consider not only the interests of stockholders, but also the interests of employees, suppliers, creditors, customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. For a discussion of these and other differences between the laws of California and Nevada, see "Significant Differences Between the Corporation Laws of California and Nevada" below.

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (a) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (b) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; or (c) a

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


non negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all shareholders the opportunity to receive the same economic benefits.

     By contrast, in a transaction in which an acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the corporation's business not yet reflected in the stock price, and equality of treatment for all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Proposed Reincorporation, such proposal may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then-current market value or over their cost basis in such shares. As a result of such effects of the Proposed Reincorporation, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

     No change in the Board Members, Management or Business. The Proposed Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, certain of which are described in this Information Statement. The Proposed Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities, or location of the principal facilities of the Company. The one director who is currently the sole director of Equicap will continue as the sole director of Equicap Nevada. All employee benefit and stock option plans of Equicap California will be continued by Equicap Nevada and each outstanding option to purchase shares of Equicap stock will automatically be converted into an option to purchase an equivalent number of shares of Equicap Nevada stock on the same terms and subject to the same conditions. The name of the Company will remain Equicap, Inc.

     Charter and Bylaws of Equicap and Equicap Nevada. The provisions of the Equicap Nevada Articles of Incorporation are similar to those of the Equicap Articles of Incorporation in most respects. The material changes that have been made in the Equicap Nevada Articles of Incorporation as compared with the Equicap Articles of Incorporation are described below in this section or under "Significant Differences Between the Corporation Laws of California and Nevada."

     Authorized Stock. The Articles of Incorporation of Equicap authorize 100,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. The Articles of Incorporation of Equicap Nevada authorize 500,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, par value $.001. The Board of Directors has proposed the increase in authorized common shares to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares to raise capital or to effect an acquisition. The change in par value is to avoid the higher franchise tax payable in Nevada for no par shares.

     Monetary Liability of Directors. The Articles of Incorporation of Equicap and Equicap Nevada both provide for the elimination or limitation of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation. The laws of Nevada and Equicap Nevada's Articles of Incorporation also permit the elimination or limitation of the liability of officers of the Company. Nevada permits liability to be limited to a greater extent than does California law. See "Significant Differences Between the Corporation Laws of California and Nevada" below.

     Indemnification. The indemnification provisions of Equicap's Articles of Incorporation and Bylaws are substantially similar to those of the Articles of Incorporation and Bylaws of Equicap Nevada, though Equicap Nevada has placed certain of these provisions in the Articles of Incorporation rather than in the Bylaws. These provisions in Equicap Nevada's Articles of Incorporation state that the Company shall indemnify directors and officers in connection with any action, suit, or proceeding to the fullest extent permitted by law for acts as directors or officers (of Equicap Nevada or of a predecessor to Equicap Nevada, or as a director, officer, employee, or agent of another enterprise at the request of the Company), and that the Company shall advance the expenses of directors and officers in advance of the final disposition of any action, suit, or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if a court ultimately determines that the director or officer is not entitled to indemnification. Similar provisions also appear in the Bylaws of both Equicap and Equicap Nevada.

     While the Bylaws of both Equicap and Equicap Nevada permit the Company to obtain insurance on behalf of directors, officers, employees, and agents, Equicap Nevada's Bylaws also permit the Company to make other financial arrangements on behalf of any such person for any liabilities or expenses incurred in such capacity. See "Significant Differences Between the Corporation Laws of California and Nevada" below.

     Significant Differences Between the Corporation Laws of California and Nevada. The Corporation laws of California and Nevada differ in many respects. It is not practical to summarize all differences in this Information Statement, but the principal differences that could materially affect the rights of shareholders are discussed below.

     Size of the Board of Directors. Under California law, changes in the number of directors or, if set forth in the articles of incorporation or bylaws, the range in the number of directors must in general be approved by a majority of the outstanding shares, but the board of directors may fix the exact number of directors within a stated range, if authorized. Nevada law permits not only the stockholders but also the board of directors acting independently of the stockholders to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the articles of incorporation (in which case a change in the number of directors may be made only by amendment to the articles of incorporation following approval of such change by the stockholders). The Articles of Incorporation of Equicap Nevada provide that the number of directors shall be as specified in the Bylaws. The ability of the Board of Directors, under Nevada law, to alter the size of the Board without stockholder approval enables the Company to respond quickly to a potential opportunity to attract the services of a qualified director or to eliminate a vacancy for which a suitable candidate is not available. If the Proposed Reincorporation is approved, the Bylaws of Equicap Nevada will initially provide for a one-member Board of Directors.

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


     Cumulative Voting. California law generally provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Under Nevada law, cumulative voting is not mandatory, and cumulative voting rights must be provided in a corporation's articles of incorporation if stockholders are to be entitled to cumulative voting rights. The Articles of Incorporation of Equicap Nevada do not provide for cumulative voting. California law permits a corporation that is listed on a national securities exchange, or that is listed on the Nasdaq National Market and has at least 800 stockholders as of the record date for the corporation's most recent annual meeting of shareholders, to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a class. Equicap's current Articles of Incorporation have eliminated cumulative voting.

     Power to Call Special Shareholders' Meetings. Under California law, a special meeting of shareholders may be called by (a) the board of directors, (b) the chairman of the board, (c) the president, (d) the holders of shares entitled to cast not less than ten percent of the votes at such meeting, or (e) such additional persons as are authorized by the articles of incorporation or the bylaws. Under Nevada law, a special meeting of stockholders may be called as set forth in the bylaws. Although permitted to do so, the Bylaws of Equicap Nevada do not eliminate the right of stockholders to call a special meeting of stockholders; instead, the Bylaws authorize the Board of Directors, the President, or the holders of at least ten percent of the outstanding capital stock to call a special meeting of stockholders. Following the Proposed Reincorporation, the Board of Directors of Equicap Nevada could (although it has no current intention to do so) amend the Bylaws to limit or eliminate the right of stockholders to call a special meeting of stockholders. The right of the stockholders to call a special meeting is not set forth in the Articles of Incorporation of Equicap Nevada, which may be amended only by stockholder vote or written consent, and therefore such right may be limited or eliminated by amendment of the Bylaws by the Board of Directors. Any such limitation could make it more difficult for stockholders to initiate action that is opposed by the Board of Directors. Such action on the part of stockholders could include the removal of an incumbent director, the election of a stockholder nominee as a director, or the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the Board of Directors with respect to unsolicited takeover bids. The ability of the Board of Directors under Nevada law to limit or eliminate the right of stockholders to initiate action at stockholder meetings may make it more difficult to change the existing Board of Directors and management.

     Elimination of Actions by Written Consent of Shareholders. Under California and Nevada law, shareholders may execute an action by written consent in lieu of a shareholder meeting. While Nevada law permits a corporation to eliminate such actions by written consent in its articles of incorporation or bylaws, the Articles and Bylaws of Equicap Nevada do not currently prohibit actions by written consent of the stockholders, although the Board of Directors could amend the Bylaws in this respect. The ability of the Board of Directors under Nevada law to limit or eliminate the right of stockholders to initiate action by written consent may make it more difficult to change the existing Board of Directors and management.

     Business Combinations. In the last several years, a number of states, including Nevada, have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult.

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     Sections 78.411 to 78.444 of the Nevada General Corporation Law prohibit a
Nevada corporation from engaging in a "combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation's outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

     For purposes of Sections 78.411 to 78.444, the term "combination" is defined broadly to include mergers of the corporation or its subsidiaries with the interested stockholder; sales or other dispositions to the interested stockholder of assets of the corporation or a subsidiary equal to 5% of the aggregate value of all assets of the corporation, equal to 5% of the value of all outstanding shares of the corporation, or representing 10% of the corporation's earning power or net income; the issuance or transfer by the corporation or a subsidiary of shares equal to 5% of the value of all outstanding shares of the corporation to the interested stockholder (except under the exercise of warrants or rights to purchase shares offered or in a pro rata distribution); the adoption of any plan of liquidation of the corporation proposed by or under any agreement, arrangement, or understanding with the interested stockholder; any reclassification, recapitalization, merger of the corporation with any of its subsidiaries, or other transaction that has the effect of increasing the proportionate ownership of the interested stockholder; or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges, or other financial assistance or tax advantages provided by or through the corporation. These prohibitions also apply to affiliates and associates of the interested stockholder.

     The three-year moratorium imposed on business combinations by Sections
78.411 to 78.444 does not apply if, prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder.

     Even after expiration of the three-year period, the moratorium on combinations continues to apply unless one of the following requirements is met:
(i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder;
(ii) the combination is approved by a majority of the voting power not beneficially owned by the interested stockholder or its affiliates or associates at a meeting called for that purpose; or (iii) the combination satisfies certain provisions concerning fair price.

     Sections 78.411 to 78.444 only apply to Nevada corporations that have 200 or more stockholders and, unless the articles of incorporation provide otherwise, have a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934 (as the Common Stock of Equicap Nevada would be upon consummation of the Reincorporation). A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its original certificate of incorporation or an amendment thereto, which amendment must be approved by a majority of the outstanding voting power, although such amendment is not effective until 18 months after the vote. Equicap Nevada has not elected,

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


and does not intend to elect, not to be governed by these Sections; therefore, Sections 78.411 to 78.444 will apply to Equicap Nevada.

     Sections 78.411 to 78.444 should encourage any potential acquirer to negotiate with the Company's Board of Directors. These Sections also have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Company in which stockholders would be treated unequally. Shareholders should note that the application of these Sections to the Company will confer upon the Board the power to reject a proposed business combination, even though a potential acquirer may be offering a substantial premium for the Company's shares over the then-current market price. These Sections should also discourage certain potential acquirers unwilling to comply with their provisions.

     Control Shares. Nevada law further seeks to impede "unfriendly" corporate takeovers by providing in Sections 78.378 to 78.3793 of the Nevada General Corporation Law that an "acquiring person" shall only obtain voting rights in the "control shares" purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a "controlling interest" in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. California does not have a control shares statute.

     Under Sections 78.378 to 78.3793, a Nevada corporation may, if so provided in the articles of incorporation or bylaws of the corporation in effect on the tenth day following acquisition of a controlling interest, call for redemption of not less than all of the control shares at the average price paid for the control shares if (i) the acquiring person has not delivered an offeror's statement to the corporation within ten days after acquisition of the control shares or (ii) the other stockholders do not accord full voting rights to the control shares.

     Unless otherwise provided in the articles of incorporation or bylaws in effect on the tenth day following acquisition of a controlling interest, if the control shares are accorded full voting rights and the acquiring person has acquired a majority of the voting power, then any stockholder of record who did not vote in favor of authorizing such voting rights is entitled to demand payment for the fair value of such stockholder's shares.

     Sections 78.378 to 78.3793 apply only to Nevada corporations that (i) have 200 or more stockholders, at least 100 of whom are stockholders of record and are resident in Nevada, and (ii) do business in Nevada directly or through an affiliated corporation. A corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 if, before an acquisition of a controlling interest is made, the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these Sections do not apply. Although Equicap Nevada has not currently elected to opt out of Sections 78.378 to 78.3793, the Company does not currently and will not as a result of the Proposed Reincorporation have 100 or more record stockholders resident in Nevada. If and until that threshold of Nevada stockholders is reached, Sections 78.378 to 78.3793 would not apply to the Company.

     To the extent such provisions were in the future to apply to the Company, Sections 78.378 to 78.3793 should, similarly to the business combination provisions discussed above, encourage any potential acquirer to negotiate with the Company's Board of Directors. These sections would also have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Company in which stockholders would be treated unequally. Application of these Sections to the Company would confer upon the Board the power to reject a proposed business combination, even though a potential acquirer may be offering a substantial premium for the Company's shares over the then-current market price. These Sections would also discourage certain potential acquirers unwilling to comply with their provisions.

     Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal, or not consenting in writing to removal, would be sufficient to elect the director under cumulative voting. Under Nevada law, any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the class or series of stock of the Company entitled to elect such director, unless the articles of incorporation provide for cumulative voting or a larger percentage of voting stock. If a Nevada corporation's articles of incorporation provide for cumulative voting, a director may not be removed except upon the vote of stockholders owning sufficient voting power to have prevented such director's election in the first instance. The Articles of Incorporation of Equicap Nevada do not provide for cumulative voting, and do not specify any larger percentage for removal; therefore, two-thirds of the voting power of the class or series of stock entitled to elect a director may remove such director.

     Filling Vacancies on the Board of Directors. Under California law, unless the articles of incorporation or bylaws provide otherwise, any vacancy on the board of directors not created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. Unless the articles of incorporation or bylaws otherwise provide, a vacancy created by removal of a director may be filled only by approval of the shareholders. Equicap's Bylaws permit directors to fill vacancies; however, if the vacancy was created by the removal of a director by the vote or written consent of the shareholders or by court order, the vacancy may be filled only by the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of all the shares entitled to vote thereon. Under Nevada law, unless a corporation's articles of incorporation provide otherwise, any vacancy on the board of directors, including one created by removal of a director or an increase in the number of authorized directors, may be filled by the majority of the remaining directors, even if such number constitutes less than a quorum. Nevada law would thus enable the Board of Directors to respond quickly to opportunities to attract the services of qualified directors; but it would also diminish control of the Board by the shareholders of the Company between meetings.

     Loans to Officers and Employees. Under California law, any loan to or guarantee for the benefit of a director or officer of a corporation or its parent requires approval of the shareholders, not counting any shares owned by the relevant director or officer, unless such loan or guaranty is provided under an employee benefit plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone, not counting the vote of any interested director, to approve loans or guarantees to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of Equicap do not authorize such loans or guarantees. These specific provisions of California law dealing with loans and guarantees would no longer apply after the Proposed Reincorporation.

     Limitation of Liability and Indemnification. California and Nevada have similar laws respecting indemnification by a corporation of its officers, directors, employees, and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Articles of Incorporation of Equicap eliminate the liability of directors to the fullest extent permissible under California law. California law permits eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation (a "derivative suit") for breach of a director's duties to the corporation and its shareholders; provided, however, that the corporation may not eliminate or limit liability for (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; and (vii) liability for improper distributions, loans, or guarantees.

     The Articles of Incorporation of Equicap Nevada eliminate the liability of both directors and officers to the fullest extent permissible under Nevada law, as such law exists currently or as it may be amended in the future. Under Nevada law, such provision may not eliminate or limit director or officer monetary liability for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of certain prohibited distributions. Such limitation of liability provision also may not limit a director's or officer's liability for violation of, or otherwise relieve Equicap Nevada or its directors or officers from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that, with respect to derivative actions, (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made in respect of amounts paid in settling or otherwise disposing of a pending action, or expenses incurred in defending a pending action that is settled or otherwise disposed of, without court approval. Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Nevada law, which requires indemnification relating to a successful defense on the merits or otherwise). Nevada law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that, unless a court orders indemnification or the corporation is bound to advance expenses as they are incurred, there is a determination by a disinterested quorum of the directors, by independent legal counsel, or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Nevada law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, whether on the merits or otherwise.

     Nevada law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under the articles of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The current officer and director of the Company has not and does not intend to enter into an indemnification agreement with Equicap Nevada, but in the future such an indemnification agreement may be adopted that conforms to Nevada law and includes within its purview future changes in Nevada law that expand the permissible scope of indemnification of directors and officers of Nevada corporations.

     Nevada law provides that the articles of incorporation or bylaws or an agreement made by a corporation may provide that the expenses of directors and officers incurred in defending an action must be paid by the corporation as they are incurred and in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if the court ultimately determines that such person is not entitled to indemnification. The Articles of Incorporation and the Bylaws of Equicap Nevada provide that the Company shall indemnify directors and officers to the fullest extent permitted under Nevada law, and that the Company shall pay all expenses incurred in defending an action in advance. The Bylaws of Equicap Nevada also permit such indemnification of and advancement of expenses to employees and agents of the Company.

     Nevada law further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, employee, or agent of the corporation (or person who is serving in such capacity with another enterprise at the request of the corporation), whether or not the corporation has the authority to indemnify such person. These other financial arrangements may include a trust fund, self-insurance, securing the corporation's obligation by granting a security interest or other lien, or establishing a letter of credit, guaranty, or surety, although no financial arrangement may provide protection for intentional misconduct, fraud, or a knowing violation of law except with respect to the advancement of expenses or unless ordered by a court. In the absence of fraud, the decision of the board of directors as to the propriety of any insurance or other financial arrangement is conclusive, and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability even if such director is a beneficiary of the insurance or other financial arrangement. The Bylaws of Equicap Nevada permit the Company to purchase and maintain insurance and make such other financial arrangements.

     Inspection of Shareholder List. California law allows any shareholder to inspect the shareholder list, the accounting books and records, and the minutes of board and shareholder proceedings for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons who hold an aggregate of five percent or more of a corporation's voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the Securities and Exchange Commission.

     Nevada law allows inspection of a stockholder list only upon five days' notice by either a person who has been a stockholder of record at least six months or a person holding, or authorized in writing by the holder of, five percent of the corporation's outstanding shares. In addition, the corporation may deny such inspection rights if the stockholder requesting disclosure refuses to sign an affidavit to the effect that (i) the inspection is not desired for a purpose that is in the interest of a business or object other than the business of the corporation and (ii) the stockholder has not at any time sold or offered for sale any list of stockholders of any corporation or aided and abetted any other person for such purpose. To inspect the accounting and financial books and records of a corporation, a stockholder must hold or have the written authorization of the holders of at least 15% of all issued and outstanding shares, and a corporation may demand an affidavit to the effect that such inspection is not desired for any purpose not related to such person's interest in the corporation as a stockholder. No right to inspect the accounting and financial books and records applies to any corporation listed and traded on a recognized stock exchange or which furnishes detailed annual financial statements to its stockholders.

     Lack of access to stockholder records, even though unrelated to the stockholder's interests as a stockholder, could result in impairment of the stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company. However, California law provides that California provisions concerning the inspection of shareholder lists apply not only to California corporations but also to corporations organized under the laws of other states that have their principal executive offices in California or customarily hold meetings of the board in California, and that the California provisions concerning accounting books and records and the minutes of board and shareholder proceedings apply to any such foreign corporation that has its principal executive offices in California. For so long as the Company continues to have its principal executive offices in California and to hold board of directors meetings in California, and to the extent such provisions applicable to foreign corporations are enforceable, the Company will need to comply with California law concerning shareholder inspections.

     Dividends and Repurchases of Shares. Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless, immediately prior to the proposed distribution, the corporation's retained earnings equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income, and other deferred credits) and the corporation's current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). California also prohibits any distribution if the corporation or subsidiary making the distribution is or would be likely to be unable to meet its liabilities. California also prohibits making any distribution to a class or series of shares junior to another class or series with respect to a liquidation preference unless after giving effect to the distribution the excess of assets over liabilities is at least equal to the liquidation preference of all such shares or, in the case of a dividend preference, retained earnings prior to the distribution at least equal the proposed distribution plus cumulative dividends in arrears on all such shares.

     Nevada law prohibits a distribution (including dividends, purchases, redemptions or other acquisition of shares, distributions of indebtedness, or otherwise) if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) except as provided in the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     To date, the Company has not paid cash dividends on its capital stock. It is the present policy of the Board of Directors to retain earnings for use in the Company's business, and the Company does not anticipate paying cash dividends on its capital stock in the foreseeable future.

     Shareholder Voting. Both California and Nevada law generally require that a majority of shareholders of both the acquiring and target corporations approve statutory mergers. Nevada law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if (i) the merger agreement does not amend the existing articles of incorporation of the surviving corporation, (ii) each stockholder of the surviving corporation whose shares were outstanding before the merger will hold the same number of shares with identical designations, preferences, limitations, and relative rights after the merger, and (iii) the number of shares outstanding after the merger plus the number of shares issued as a result of the merger, either by conversion or exercise of securities issued pursuant to the merger, will not exceed by more than 10% the number of shares of the surviving corporation outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Both California and Nevada law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets. With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. By contrast, Nevada law generally does not require class voting, except in certain transactions involving an amendment to the articles of incorporation that differentially affects a specific class of shares. As a result, stockholder approval of such transactions may be easier to obtain under Nevada law for companies that have more than one class of shares outstanding.

     California law also requires that, except in a short-form merger or a merger of a parent corporation into its subsidiary in which it owns at least 90% of the outstanding shares, if a constituent corporation in the merger or its parent owns at least 50% of another constituent corporation in the merger, the non-redeemable common shares of a constituent corporation may be converted only into nonredeemable common shares of the surviving corporation or a parent party unless all shareholders of the class consent. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Nevada law does not parallel California law in this respect, under some circumstances Sections 78.411 to 78.444 (business combinations with interested stockholders) and Sections 78.378 to 78.3793 (voting rights of acquiring person's control shares) of the Nevada General Corporation Law do provide similar protection against coercive two- tiered bids for a corporation in which the stockholders are not treated equally.

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent, or Information or to withdraw any tendered shares. Nevada law has no comparable provision.

     Interested Director Transactions. Under both California and Nevada law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Nevada law. Under California and Nevada law, either (i) the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) to the corporation19 or (ii) the contract or transaction must have been "just and reasonable" (in California) or "fair" (in Nevada) to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under California law, if shareholder approval is sought, the interested director is not entitled to vote such director's shares at a shareholder meeting with respect to any action regarding such contract or transaction, whereas Nevada law requires that such director's votes be counted for such purpose. Nevada law also provides that the transaction is not void or voidable if the fact of the common directorship, office, or financial interest at issue is not disclosed or known to the director at the time the transaction is brought before the board for action. Nevada law addresses not only interested directors but also transactions with interested officers.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Nevada law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. Nevada law also provides that a derivative action may not be maintained if it appears that the plaintiff does not fairly and adequately represent the interests of the stockholders similarly situated in enforcing the right of the corporation. Appraisal Rights Under both California and Nevada law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Under Nevada law, dissenters' (or appraisal) rights are not available in a merger or share exchange if the shares held by the stockholders prior to the share exchange or merger were either listed on a national securities exchange or held by at least 2,000 stockholders of record, unless the articles of incorporation of the corporation provide for dissenters' rights or the stockholders are required to accept under the plan of merger or share exchange anything other than cash, shares of the surviving corporation, shares of a publicly traded or widely held corporation, or a combination of these.

     The limitations on the availability of appraisal rights under California law are different from those under Nevada law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case under the Proposed Reincorporation). Appraisal or dissenters' rights are, therefore, not available to shareholders of Equicap with respect to the Proposed Reincorporation.

     Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. Under Nevada law, a corporation generally may dissolve only upon the passing of a resolution by the corporation's board of directors and upon approval by the stockholders. Application of the General Corporation Law of California to Nevada Corporations.

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation indicating that they have certain significant business contacts with California and more than one half of their voting securities are held of record by persons having addresses in California. So long as a Nevada or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors in privately held corporations, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights, and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Nevada" above. An exemption from Section 2115 is provided for a corporation whose shares are listed on a major national securities exchange, or are traded on the Nasdaq National Market and has 800 or more shareholders as of the record date for its most recent annual meeting of shareholders. As Equicap Nevada will have its shares listed and publicly traded on the OTC Bulletin Board, the Company will not qualify for the exemption from 2115 described above. However, since Equicap does not have any significant business contacts in the state of California and less than half of its voting securities are owned of record by persons having addresses in California, Section 2115 does not apply to Equicap.

Certain Federal Income Tax Consequences.
----------------------------------------

     The following is a discussion of certain federal income tax consequences to holders of Equicap capital stock who receive Equicap Nevada capital stock in exchange for their Equicap capital stock as a result of the Proposed Reincorporation. No state, local, or foreign tax consequences are addressed herein.

     THIS DISCUSSION DOES NOT ADDRESS ALL THE TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION THAT MAY BE RELEVANT TO PARTICULAR EQUICAP SHAREHOLDERS, INCLUDING WITHOUT LIMITATION DEALERS IN SECURITIES, HOLDERS OF STOCK OPTIONS, AND THOSE EQUICAP SHAREHOLDERS WHO ACQUIRED THEIR SHARES UPON THE EXERCISE OF STOCK OPTIONS. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Proposed Reincorporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Company believes, however, that: (a) the Proposed Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code; (b) no gain or loss will be recognized by holders of capital stock of Equicap upon receipt of capital stock of Equicap Nevada pursuant to the Proposed Reincorporation; (c) the aggregate tax basis of the capital stock of Equicap Nevada received by each shareholder will be the same as the aggregate tax basis of the capital stock of Equicap held by such shareholder as a capital asset at the time of the Proposed Reincorporation; and (d) the holding period of the capital stock of Equicap Nevada received by each shareholder of Equicap will include the period for which such shareholder held the capital stock of Equicap surrendered in exchange therefore, provided that such Equicap capital stock was held by such shareholder as a capital asset at the time of the Proposed Reincorporation.

     A successful IRS challenge to the tax-free status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Equicap capital stock surrendered equal to the difference between that shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Equicap Nevada capital stock received in exchange therefore. In such event, a shareholder's aggregate basis in the shares of Equicap Nevada capital stock received in the exchange would equal such fair market value, and such shareholder's holding period for such shares would not include the period during which such shareholder held Equicap capital stock. State, local, or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE PROPOSED REINCORPORATION UNDER APPLICABLE FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX LAWS. The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and Equicap Nevada should succeed without adjustment to the federal income tax attributes of Equicap.

                                    EXHIBIT A

                               AGREEMENT OF MERGER



     This Agreement of Merger is entered into between Equicap, Inc., a California corporation ("Merging Corporation"), and Equicap, Inc., a Nevada corporation ("Surviving Corporation").

1.   Merging Corporation shall be merged into Surviving Corporation.

2. Each share of Merging Corporation outstanding as of the effective date of the merger shall be converted into one share of the Surviving Corporation.

3. Each share of Surviving Corporation outstanding as of the effective date of the merger shall be cancelled.

4. Merging Corporation shall, from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such actions as necessary or desirable to evidence or carry out this merger.

5. The effect of this merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF, the parties have executed this Agreement.


EQUICAP, INC.                                EQUICAP, INC.
(a California Corporation)                   (a Nevada Corporation)


-------------------------------              -----------------------------------
Stephen M. Siedow                            Stephen M. Siedow
President                                    President


-------------------------------              -----------------------------------
Stephen M. Siedow                            Stephen M. Siedow
Secretary                                    Secretary